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                                                                     Exhibit 5.1





                                 April 28, 2004





BIO-key International, Inc.
1285 Corporate Center Drive, Suite 175
Eagan, MN  55121

Ladies and Gentlemen:

         We have acted as local Minnesota counsel for BIO-key International, Inc., a Minnesota corporation (the "Company"), solely for the purpose of delivering this opinion. This opinion is furnished to the Company in connection with a Registration Statement on Form SB-2 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the resale of up to 15,755,500 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. The Shares consist of

         (i) 8,888,928 shares of Common Stock purchased by certain of the Selling Shareholders identified as such in the Registration Statement pursuant to Securities Purchase Agreements (the "Purchase Agreements") dated as of March 31, 2004 between the Company and such Selling Shareholders (the "Purchased Shares");

         (ii) up to 4,444,464 shares of Common Stock issuable to certain of the Selling Shareholders upon exercise of Warrants dated March 31, 2004 (the "Warrants") issued by the Company in accordance with the terms of the Purchase Agreements (the "Warrant Shares");

         (iii) 2,416,108 shares of Common Stock received by certain of the Selling Shareholders from the Company in connection with, and at the closing of, the merger transaction contemplated by that Agreement and Plan of Merger dated as of March 30, 2004 (the "Merger Agreement"), among the Company, BIO-Key Acquisition Corp., Public Safety Group, Inc. and the shareholders of Public Safety Group, Inc. named in the Merger Agreement (the "Merger Shares"); and


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BIO-key International, Inc.
April 28, 2004
Page 2



         (iv) 6,000 shares of Common Stock received by a Selling Shareholder in connection with the merger contemplated by the Merger Agreement and in exchange for the discharge of certain debt obligations of Public Safety Group, Inc. owed to such Selling Shareholder (the "Debt Shares").

         We have made such examination of law as we have deemed relevant and necessary as a basis for our opinions hereafter set forth. In connection with such opinions, we have reviewed the Articles of Incorporation of the Company, in the form certified by the Secretary of State of the State of Minnesota on April 28, 2004, the Bylaws of the Company, in the form certified by an officer of the Company on the date hereof, and an Officer's Certificate dated the date hereof (including the attachments thereto) and the following documents: (i) the Registration Statement; (ii) the Purchase Agreements; (iii) the Warrants; (iv) the Merger Agreement; (v) the letters dated March 30, 2004 to the Company from each of Thomas J. Colatosti and Michael W. DePasquale whereby they have agreed not to exercise certain options held by them to purchase shares of Common Stock, and the Amendment Agreement dated as of March 30, 2004 between the Company and The Schaar Fund, Ltd. regarding outstanding warrants held by The Shaar Fund, Ltd. (collectively, the "Delayed Rights Agreements"); and (vi) that letter dated March 30, 2004 from Harward Investments, Inc. to the Company regarding the Debt Shares (collectively, the "Documents").

         Based upon and subject to the foregoing and the assumptions, qualifications and exceptions set forth below, we are of the opinion that the Purchased Shares, the Merger Shares and the Debt Shares have been duly authorized, validly issued, fully paid, and are nonassessable, and that the Warrant Shares, when issued upon exercise of the Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

         In rendering the foregoing opinions, we wish to advise you of the following additional assumptions, qualifications and exceptions to which such opinions are subject:

         A. We have relied as to certain relevant facts solely on certificates of officers of the Company, in each case without independent verification thereof or other investigation.

         B.    This opinion is limited to the laws of the State of Minnesota.

         C. We have relied, without investigation, upon the following assumptions: (i) natural persons who are involved on behalf of the Company have sufficient legal capacity to enter into and perform the transaction or to carry


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BIO-key International, Inc.
April 28, 2004
Page 3



               out their role in it; (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (iii) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of the Documents; (iv) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of the State of Minnesota are generally available (I.E., in terms of access and distribution following publication or other release) to lawyers practicing in such jurisdiction, and are in a format that makes legal research reasonably feasible; (v) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the relevant jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (vi) documents reviewed by us would be enforced as written; (vii) each person who has taken any action relevant to any of our opinions in the capacity as a director or officer of the Company was duly elected or appointed to that position and held that position at the time such action was taken; (viii) the articles of incorporation and by-laws of the Company and all amendments thereto, have been adopted in accordance with all applicable legal requirements; (ix) the validity and enforceability of the Delayed Rights Agreements; and (x) that no Selling Shareholder, prior to acquiring any of the Shares, was an "interested shareholder" for purposes of Section 302A.673 of the Minnesota Business Corporation Act.

          D. The opinions expressed above are limited to the specific issues addressed and to laws existing on the date hereof. By rendering our opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

          E. The opinions expressed above do not address any of the following legal issues: (i) state "Blue Sky" laws and regulations; (ii) compliance with fiduciary duty requirements; and (iii) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing.


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BIO-key International, Inc.
April 28, 2004
Page 4



         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and any amendment thereto, in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as provided above, this opinion may not be used or relied on by any other person, or used for any other purpose whatsoever, without our express written consent.

         We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

                                          Very truly yours,

                                          FAEGRE & BENSON LLP



                                          By: /s/ Douglas P. Long
                                              ----------------------------------
                                              Douglas P. Long